CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-210186 on Form N-1A of our reports dated October 22, 2021, relating to the financial statements and financials highlights of First Trust Low Duration Strategic Focus ETF, First Trust Active Factor Large Cap ETF, First Trust Active Factor Mid Cap ETF, First Trust Active Factor Small Cap ETF, First Trust Innovation Leaders ETF, First Trust Expanded Technology ETF, First Trust CEF Income Opportunity ETF, First Trust Municipal CEF Income Opportunity ETF, and EquityCompass Risk Manager ETF, and our reports dated October 26, 2021, relating to the financial statements and financials highlights of First Trust TCW Opportunistic Fixed Income ETF, First Trust TCW Unconstrained Plus Bond ETF, First Trust TCW Securitized Plus ETF, First Trust TCW Emerging Markets Debt ETF, First Trust TCW ESG Premier Equity ETF, and First Trust Multi-Manager Large Growth ETF, appearing in the Annual Reports on Form N-CSR for First Trust Exchange-Traded Fund VIII as of and for the year/period ended August 31, 2021, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “AIFM Directive Disclosures”, “Miscellaneous Information” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 29, 2021